UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

11742 Stonegate Circle
Omaha, Nebraska	68164

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

          On or about December 21, 2009, we entered into agreements to acquire certain assets and assume certain liabilities from Affinity Wireless Solutions, LLC, an Iowa limited liability company (“Affinity”) (the “Affinity Asset Purchase Agreement”) and RidgeviewTel, LLC, a Colorado limited liability company (“RidgeviewTel”) (the “RVT Asset Purchase Agreement”). The assets to be acquired are used in the businesses of operating wireless broadband networks that provide high-speed Internet access and other related services to both residential and commercial subscribers in Iowa and Illinois, respectively. At Closing, as consideration for these acquired assets, the Company will pay to both Affinity and RidgeviewTel approximately 239,303 shares of common stock of the Company, subject to further adjustments as described in the Asset Purchase Agreements. The asset purchase agreements contain customary representations and warranties by the Company, Affinity and RidgeviewTel.

          The foregoing summary of the asset purchase agreements does not purport to be complete and is qualified in its entirety by the Affinity Asset Purchase Agreement and the RVT Asset Purchase Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 2.2 and are incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

               2.1 Form of Asset Purchase Agreement dated December 21, 2009 by and between KeyOn Communications Holdings, Inc. and Affinity Wireless Solutions, LLC.

               2.2 Form of Asset Purchase Agreement dated December 21, 2009 by and between KeyOn Communications Holdings, Inc. and RidgeviewTel, LLC.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: December 22, 2009	By:	/s/ Jonathan Snyder

Name: Jonathan Snyder
Title: Chief Executive Office